Exhibit 99.1
Owens Corning Delivers Net Sales of $2.3 Billion;
Generates Net Earnings of $383 Million and Adjusted EBIT of $361 Million

TOLEDO, Ohio – April 26, 2023 - Owens Corning (NYSE: OC), a global building and construction materials leader, today reported first-quarter 2023 results.

•Reported Net Sales of $2.3 Billion, in-line with Prior Year

•Generated Adjusted EBIT Margins of 15% and Adjusted EBITDA Margins of 21%

•Delivered Diluted EPS of $4.17 and Adjusted Diluted EPS of $2.77

•Produced Operating Cash Outflow of $164 Million and Free Cash Outflow of $322 Million

•Returned $183 Million to Shareholders through Dividends and Share Repurchases

“In the first quarter, each of our segments performed well relative to market conditions, especially our North American residential businesses, demonstrating the strength of our customer partnerships, the value of our product lines, and the power of our brand,” said Board Chair and Chief Executive Officer Brian Chambers. “In addition to driving strong financial performance in the near-term, we continue to make strategic investments that will expand our growth potential and enhance our earnings over the long-term.”

Enterprise Performance

($ in millions, except per share amounts)	First-Quarter
	2023	2022	Change
Net Sales	$2,331	$2,346	$(15)	(1%)
Net Earnings Attributable to OC	383	304	79	26%
Adjusted EBIT	361	417	(56)	(13%)
As a Percent of Net Sales	15%	18%	N/A	N/A
Adjusted EBITDA	487	543	(56)	(10%)
As a Percent of Net Sales	21%	23%	N/A	N/A
Diluted EPS	4.17	3.03	1.14	38%
Adjusted Diluted EPS	2.77	2.92	(0.15)	(5%)
Operating Cash (Out)Flow	(164)	158	(322)	*
Free Cash (Out)Flow	(322)	51	(373)	*
*Calculation not meaningful

Enterprise Strategy Highlights

•In the first quarter, the recordable incident rate (RIR) was 0.64, in line with prior year.

•Owens Corning continues to invest in accelerating new product and process innovation to support customers and generate additional growth. In the first quarter, it launched 11 new or refreshed products.

•Owens Corning continues to be recognized as a leader in environmental, social, and governance matters. In March, the company was honored by Ethisphere as one of the 2023 World’s Most Ethical Companies, marking the sixth consecutive year it has been recognized with this distinction. It was one of two honorees in the Construction and Building Materials industry.

•Owens Corning will issue its 17th annual Sustainability Report next month. The report will highlight the company’s ongoing aspirations to double the positive impact of its products, halve its environmental footprint, protect its people, advance inclusion and diversity, and make a positive impact in its communities.

Cash Returned to Shareholders

•During the first quarter, the company returned $183 million to shareholders through dividends and share repurchases. The company paid a quarterly cash dividend of $0.52 per common share, an approximately 50% increase compared with the associated prior quarterly dividends, and repurchased 1.5 million shares of common stock.

"We remain committed to maintaining an investment-grade balance sheet with free cash conversion at or above 100% and returning approximately 50% of free cash flow to shareholders over time," said Executive Vice President and Chief Financial Officer Ken Parks. “Our first quarter cash flow reflected more normal seasonal trends resulting in a net cash outflow driven by the timing of working capital and capital investments.”

Other Notable Highlights

•Owens Corning completed the previously announced sale of its site in Santa Clara, California and recognized a pre-tax gain of $189 million on the transaction.

Segment Performance

•Composites net sales decreased 18% to $585 million in first-quarter 2023 compared with first-quarter 2022, primarily due to lower volumes, including the impact of previously announced divestitures. EBIT decreased $105 million to $49 million, resulting in 8% EBIT margins and 16% EBITDA margins, on the impact of lower sales volumes, the resulting production downtime, and higher manufacturing costs.

•Insulation net sales increased 7% to $919 million in first-quarter 2023 compared with first-quarter 2022, as a result of positive price realization partially offset by lower volumes. EBIT increased $27 million to $156 million, with 17% EBIT margins and 23% EBITDA margins, on positive price realization, which more than offset input cost inflation and lower volumes.

•Roofing net sales increased 7% to $895 million in first-quarter 2023 compared with first-quarter 2022, primarily due to positive price realization partially offset by lower volumes, which outperformed the market. EBIT increased $33 million to $209 million, with 23% EBIT margins and 25% EBITDA margins, primarily due to positive price realization partially offset by input cost inflation and the impact of higher manufacturing costs.

Second-Quarter and Full-Year 2023 Outlook

•The key economic factors that impact the company’s businesses are residential repair and remodeling activity, U.S. housing starts, global commercial construction activity, and global industrial production.

•In the near term, the company expects many of its end markets to remain challenging as the impacts of ongoing inflation, higher interest rates, and continued geopolitical tensions result in slower global economic growth.

•For second-quarter 2023, the company expects a moderate decline in net sales, versus the comparable quarter in the prior year, while continuing to generate mid-teen EBIT margins.

Current 2023 financial outlook is presented below:

General Corporate Expenses	$195 million to $205 million
Interest Expense	$95 million to $105 million
Effective Tax Rate on Adjusted Earnings	24% to 26%
Cash Tax Rate on Adjusted Earnings	26% to 28%
Capital Additions	Approximately $520 million
Depreciation and Amortization	$520 million to $530 million

First-Quarter 2023 Conference Call and Presentation

Wednesday, April 26, 2023
9 a.m. Eastern Time

All Callers

•Live dial-in telephone number: U.S. 1.833.470.1428; Canada 1.833.950.0062; and other international locations +1.404.975.4839.
•Entry number: 723898 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/568801674

Telephone and Webcast Replay

•Telephone replay will be available one hour after the end of the call through May 3, 2023. In the U.S., call 1.866.813.9403. In Canada, call 1.226.828.7578. In other international locations, call +1.929.458.6194.
•Conference replay number: 305160.
•Webcast replay will be available for one year using the above link.

About Owens Corning

Owens Corning is a global building and construction materials leader committed to building a sustainable future through material innovation. Our three integrated businesses – Composites, Insulation, and Roofing – provide durable, sustainable, energy-efficient solutions that leverage our unique material science, manufacturing, and market knowledge to help our customers win and grow. We are global in scope, human in scale with approximately 19,000 employees in 31 countries dedicated to generating value for our customers and shareholders, and making a difference in the communities where we work and live. Founded in 1938 and based in Toledo, Ohio, USA, Owens Corning posted 2022 sales of $9.8 billion. For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted EBIT margin, EBITDA, EBITDA margin by segment, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS"), adjusted pre-tax earnings, and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT, adjusted EBIT, EBITDA, and adjusted EBITDA, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted EBIT margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, adjusted EPS, and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial market volatility and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance (such as Russia's invasion of Ukraine); changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; our ability to achieve expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of April 26, 2023, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Todd Romain	Amber Wohlfarth
419.248.7826	419.248.5639

Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2023	2022
NET SALES	$2,331	$2,346
COST OF SALES	1,742	1,727
Gross margin	589	619
OPERATING EXPENSES
Marketing and administrative expenses	204	184
Science and technology expenses	28	23
Gain on sale of site	(189)	—
Other expense (income), net	12	(28)
Total operating expenses	55	179
OPERATING INCOME	534	440
Non-operating income	—	(2)
EARNINGS BEFORE INTEREST AND TAXES	534	442
Interest expense, net	22	28
EARNINGS BEFORE TAXES	512	414
Income tax expense	130	107
NET EARNINGS	382	307
Net (loss) earnings attributable to non-redeemable and redeemable noncontrolling interests	(1)	3
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$383	$304
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$4.19	$3.06
Diluted	$4.17	$3.03
WEIGHTED AVERAGE COMMON SHARES
Basic	91.3	99.5
Diluted	91.9	100.2

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended March 31,
	2023	2022
Restructuring costs	$(18)	$(6)
Gain on sale of Shanghai, China facility	—	27
Gains on sale of certain precious metals	2	4
Gain on sale of Santa Clara, California site	189	—
Total adjusting items	$173	$25

The reconciliation from Net earnings attributable to Owens Corning to EBIT and Adjusted EBIT, and the reconciliation from EBIT to EBITDA and adjusted EBITDA are shown in the table below (in millions):

	Three Months Ended March 31,
	2023	2022
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$383	$304
Net (loss) earnings attributable to non-redeemable and redeemable noncontrolling interests	(1)	3
NET EARNINGS	382	307
Income tax expense	130	107
EARNINGS BEFORE TAXES	512	414
Interest expense, net	22	28
EARNINGS BEFORE INTEREST AND TAXES	534	442
Less: Adjusting items from above	173	25
ADJUSTED EBIT	$361	$417
Net sales	$2,331	$2,346
ADJUSTED EBIT as a % of Net sales	15%	18%

EARNINGS BEFORE INTEREST AND TAXES	$534	$442
Depreciation and amortization	127	132
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION	661	574
Less: Adjusting items from above	173	25
Accelerated depreciation included in restructuring	(1)	(6)
ADJUSTED EBITDA	$487	$543
Net sales	$2,331	$2,346
ADJUSTED EBITDA as a % of Net sales	21%	23%

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,
	2023	2022
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$383	$304
Adjustment to remove adjusting items (a)	(173)	(25)
Adjustment to remove tax expense on adjusting items (b)	46	6
Adjustment to tax expense to reflect pro forma tax rate (c)	(1)	8
ADJUSTED EARNINGS	$255	$293

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$4.17	$3.03
Adjustment to remove adjusting items (a)	(1.88)	(0.25)
Adjustment to remove tax expense on adjusting items (b)	0.50	0.06
Adjustment to tax expense to reflect pro forma tax rate (c)	(0.02)	0.08
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$2.77	$2.92

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	91.3	99.5
Non-vested restricted stock units and performance share units	0.6	0.7
Options to purchase common stock	—	—
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	91.9	100.2

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2023, we have used a full year pro forma effective tax rate of 25%, which is the mid-point of our 2023 effective tax rate guidance of 24% to 26%, excluding the adjusting items referenced in (a), (b) and (c). For comparability, in 2022, we have used an effective tax rate of 24%, which was our 2022 effective tax rate, excluding the adjusting items referenced in (a) and (b).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	March 31, 2023	December 31, 2022
CURRENT ASSETS
Cash and cash equivalents	$757	$1,099
Receivables, less allowance of $12 at March 31, 2023 and $11 at December 31, 2022	1,388	961
Inventories	1,340	1,334
Assets held for sale	—	45
Other current assets	108	117
Total current assets	3,593	3,556
Property, plant and equipment, net	3,745	3,729
Operating lease right-of-use assets	212	204
Goodwill	1,387	1,383
Intangible assets	1,610	1,602
Deferred income taxes	18	16
Other non-current assets	275	262
TOTAL ASSETS	$10,840	$10,752
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,243	$1,345
Current operating lease liabilities	55	52
Other current liabilities	635	707
Total current liabilities	1,933	2,104
Long-term debt, net of current portion	2,999	2,992
Pension plan liability	78	78
Other employee benefits liability	117	118
Non-current operating lease liabilities	157	152
Deferred income taxes	411	388
Other liabilities	308	299
Total liabilities	6,003	6,131
Redeemable noncontrolling interest	25	25
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,129	4,139
Accumulated earnings	4,129	3,794
Accumulated other comprehensive deficit	(652)	(681)
Cost of common stock in treasury (c)	(2,816)	(2,678)
Total Owens Corning stockholders’ equity	4,791	4,575
Noncontrolling interests	21	21
Total equity	4,812	4,596
TOTAL LIABILITIES AND EQUITY	$10,840	$10,752

(a)10 shares authorized; none issued or outstanding at March 31, 2023, and December 31, 2022
(b)400 shares authorized; 135.5 issued and 90.8 outstanding at March 31, 2023; 135.5 issued and 91.9 outstanding at December 31, 2022
(c)44.7 shares at March 31, 2023, and 43.6 shares at December 31, 2022

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2023	2022
NET CASH FLOW (USED FOR) PROVIDED BY OPERATING ACTIVITIES
Net earnings	$382	$307
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	127	132
Deferred income taxes	20	3
Provision for pension and other employee benefits liabilities	1	1
Stock-based compensation expense	13	12
Gains on sale of certain precious metals	(2)	(4)
Gain on sale of site	(189)	—
Other adjustments to reconcile net earnings to cash provided by operating activities	(4)	26
Changes in operating assets and liabilities	(506)	(301)
Pension fund contribution	(1)	(1)
Payments for other employee benefits liabilities	(3)	(3)
Other	(2)	(14)
Net cash flow (used for) provided by operating activities	(164)	158
NET CASH FLOW PROVIDED BY (USED FOR) INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(158)	(107)
Proceeds from the sale of assets or affiliates	189	10
Investment in subsidiaries and affiliates, net of cash acquired	—	—
Derivative settlements	—	11
Other	(7)	(2)
Net cash flow provided by (used for) investing activities	24	(88)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Purchases of noncontrolling interest	—	(9)
Net decrease in short-term debt	—	(5)
Dividends paid	(48)	(35)
Purchases of treasury stock	(160)	(229)
Finance lease payments	(8)	(7)
Net cash flow used for financing activities	(216)	(285)
Effect of exchange rate changes on cash	14	4
Net decrease in cash, cash equivalents, and restricted cash	(342)	(211)
Cash, cash equivalents and restricted cash at beginning of period	1,107	966
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$765	$755

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Composites segment (in millions):

	Three Months Ended March 31,
	2023	2022
Net sales	$585	$714
% change from prior year	-18%	28%
EBIT	$49	$154
EBIT as a % of net sales	8%	22%
Depreciation and amortization expense	$44	$43
EBITDA	$93	$197
EBITDA as a % of net sales	16%	28%

Insulation
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Insulation segment (in millions):

	Three Months Ended March 31,
	2023	2022
Net sales	$919	$859
% change from prior year	7%	23%
EBIT	$156	$129
EBIT as a % of net sales	17%	15%
Depreciation and amortization expense	$51	$53
EBITDA	$207	$182
EBITDA as a % of net sales	23%	21%

Roofing
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Roofing segment (in millions):

	Three Months Ended March 31,
	2023	2022
Net sales	$895	$838
% change from prior year	7%	18%
EBIT	$209	$176
EBIT as a % of net sales	23%	21%
Depreciation and amortization expense	$16	$14
EBITDA	$225	$190
EBITDA as a % of net sales	25%	23%

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended March 31,
	2023	2022
Restructuring costs	$(18)	$(6)
Gain on sale of Shanghai, China facility	—	27
Gain on sale of Santa Clara, California site	189	—
Gains on sale of certain precious metals	2	4
General corporate expense and other	(53)	(42)
EBIT	$120	$(17)
Depreciation and amortization	$16	$22

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow used for operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended March 31,
	2023	2022
NET CASH FLOW (USED FOR) PROVIDED BY OPERATING ACTIVITIES	$(164)	$158
Less: Cash paid for property, plant and equipment	(158)	(107)
FREE CASH FLOW	$(322)	$51